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                                  EXHIBIT 10.17
                        SHARE PURCHASE AND SALE AGREEMENT

        This SHRE PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of December 31, 2006 by and between ISRAMCO INC., a Delaware corporation ("Seller"), and CHESNY ESTATES LTD., a British Virgin Islands company ("Buyer")

WHEREAS MAGIC 1 CRUISE LINE CORP. (the "COMPANY") is a company duly incorporated and registered in the British Virgin Islands, and

WHEREAS The Company is the owner of the cruise liner M/V "MIRAGE 1", IMO number
        7221433 a Bahamas flagged vessel (the "VESSEL"), and

WHEREAS The Seller is the owner of 50,000 shares par value 1 USD each constituting 100% of the issued shares capital of the Company (the "SHARES"); and

WHEREAS The Seller desires to sell, transfer and deliver the Shares to the Buyer and the Buyer desires to purchase and receive the Shares from the Seller, subject to the terms and conditions set forth herein,


        In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

1.      1.1     PURCHASE AND SALE. Seller agrees to sell and convey and
                Buyer agrees to purchase and pay for the Shares, subject to the terms and conditions of this Agreement,

        1.2 EFFECTIVE DATE. The purchase and sale of the Shares shall be effective for all purposes as of December 31, 2006, at 12:01 A.M., Delaware local time (the "Effective Date").


                                   ARTICLE II
                                 PURCHASE PRICE


                           Purchase and Sale Agreement
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                                 PURCHASE PRICE


2.      2.1     PURCHASE PRICE. The purchase price for the Shares shall be $
                2,300,000 (the "Purchase Price"), subject to adjustments as set forth in section 2.2 below.

        2.2 ADJUSTMENT TO PURCHASE PRICE. Purchase Price shall be adjusted as follows and the resulting amount shall be considered as the Final Purchase Price.

                (a) 7 days after the issuance of the audited financial reports of the Company as of December 31, 2006. the Purchase Price shall be adjusted, upward or downward (as the case may be) to reflect a purchase price equal to the sum of Sellers shareholders loan to Magic deducted by equity deficit (the "Final Purchase Price").

                        3 day after the adjustment of the Purchase Price and calculation of the Final Purchase Price, Purchaser shall pay the Seller, or shall receive from the Seller (as the case may be), the balance between the Final Purchase Price and the Purchase Price.

        2.3 PAYMENT. Upon execution of this Agreement, the Buyer shall pay the full Purchase Price, as provided in section 4(a) to this Agreement..

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.      3.1     REPRESENTATIONS AND WARRANTIES OF SELLER , Seller represents and warrants to Buyer as follows:

                (a) Seller is a corporation duly organized, validly existing under the laws of the State of Delaware.

                (b) Seller has all requisite power and authority to enter this Agreement, and to perform obligations under this Agreement. The consummation of the transactions


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                        contemplated by this Agreement will not violate, nor be
                        in conflict with, any provision of Seller's, bylaws or governing documents, or any agreement or instrument to which a Seller is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

                (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action or the part of Seller. The execution and the delivery by Seller of this Agreement, transfer of the Shares and the performance and consummation of the transactions contemplated herein by Seller will not (i) violate any law or order to which Seller is subject, or (ii) breach any Material contract, order, or permit to which Seller is a party or by which Seller is bound,or (ii) conflict with or violate any agreement governing Seller's organization or management or any Material agreement or
                        (iii) require any consent of any third party which will not be obtained at reasonable time.

                (d) This Agreement has been duly executed and delivered on behalf of Seller, and all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal and valid obligations of Seller.

                (e) Copy of the Certificate of Incorporation of the Company its Mernorandum and Article of Association attached hereto and as Appendices "A" and "A1".

                (f) The authorized capital of the Company is USD 50,000, the issued and outstanding capital of the Company is USD 50,000, comprised of 50,000 par value of USD 1 each, numbered 1 - 50,000.

                (g) Seller is the sole legal owner of the Shares that constitute 100% of the issued shares capital of the Company. Copy of the share Certificate is attached as Appendix "B".

                (h) The Shares are free and clear of any encumbrance or any third party's interest.

                (i) There are no obligations of, or undertakings by the Company to issue stock or other securities of the Company, and there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase of acquire from the Company and share capital of the Company, nor has the Company agreed to issue any such securities, warrants, options of rights in the future.

                           Purchase and Sale Agreement
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                (j)     The Company is not a guarantor in respect of any third
                        party's loan, including the Seller.

                (k) There is no action, suit, proceeding of investigation pending or, to the Seller's knowledge, threatened, against the Company. The Company paid all taxes to the Registrar of Companies in BVI until 2006 (inclusive), and delivered all notices and reports requested under applicable law.

                (l) The Company is not in default under any agreement or other instrument to which the Company is a party or with respect to any law, statue, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, which default may materially adversely affect the Company's business.

                (m) Seller shall be responsible for all debts and/or undertakings of the Company of whatever nature which have arisen of created or their source relate to the period prior to the Effective Dade.

                (n) Since its incorporation, the Company has operated only in the usual course of business.

                (o) No action, proceeding or governmental inquiry or investigation is pending or threatened against the Company or the Vessel.

                (p) The Company has good and marketable title to the Vessel, free and clear of all Encumbrances except for a mortgage as specified in Appendix 'C'.

                (q)     The sole director of the Company is Mr. Haim Tsuff.


        3.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

                (a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

                (b) Buyer has all requisite power and authority to carry on business as presently conducted by the Company, to enter this Agreement, and to perform obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer's charter, bylaws or governing documents, or any agreement or instrument to which a Buyer is

                           Purchase and Sale Agreement
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                        a party or is bound, or any judgment, decree, order,
                        statute, rule or regulation applicable to Buyer.

                (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action or the part of Buyer.

                (d) This Agreement has been duly executed and delivered on behalf of Buyer, and all documents and instruments required hereunder to be executed and delivered by Buyer have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal and valid obligations of Buyer.

                (e) Buyer has no liability to pay any compensation to any broker, finder, or agent with respect to this transactions for which Seller could become directly or indirectly liable

                (f) Buyer has the financial ability and the required sources to meet his undertakings, under this Agreement.

                (g) Subject to the accuracy of the Sellers' representation as specified in this Agreement and the fulfillment of the Seller' undertaking as specified in this Agreement, Buyer waives all claims and/or demands against the Seller in respect of this Agreement.

                (h) Buyer is an experienced investor, capable of evaluating the merits and risks of the investment contemplated herein and Buyer hereby acknowledges that it had full opportunity to inquire and receive information relating to the Company and the Vessel. Buyer has sufficient knowledge and experience in business and financial matters, so as to reach an informed and knowledgeable decision to purchase the Shares. Buyer relied on its own knowledge and investigation carried out on behalf of Buyer by independent consultants and experts with respect to the business and potential of the Company.

                (i) Buyer acknowledges it was provided by Seller with all information and data required by Buyer and Buyer has all sufficient information in order to enter this Agreement.

                (j) Buyer acknowledges it is entering this Agreement on "as is" basis without relying on any representation or warranties from Seller, except those expressly set forth in this Agreement .Buyer is relying solely on its own knowledge and independent review (including but not limited to the Buyer being the lessee of the Vessel in the years 2205 and 2006 ).

                           Purchase and Sale Agreement
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        3.3     DISCLAIMER.

                To the extent required by applicable Law to be operative, the disclaimers of certain warranties contained in this SECTION 3.3 are "conspicuous disclaimers" for purposes of any applicable Law.

                        (a) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND THE CONVEYANCES, BUYER AGREES THAT SELLER IS CONVEYING THE SHARES WITHOUT REPRESENTATION, WARRANTY, OR INDEMNITY, EITHER EXPRESSED OR IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH SELLER HEREBY DISCLAIMS), RELATING TO (I) TITLE, (II) MERCHANTABILITY, DESIGN, OR QUALITY, OR (III) FITNESS FOR ANY PARTICULAR PURPOSE.

                        (b) BUYER WAIVES ITS RIGHTS, IF ANY, UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.


                                   ARTICLE I V
                                 THE TRANSACTION

        4.1 Contemporaneously with the execution of this Agreement, Seller and Buyer shall take the following actions for the closing of the Purchase and Sale of the Shares:

                (a)     Purchaser shall pay to Seller the Purchase Price.

                (b) Seller shall transfer and deliver to Buyer the original share certificate certifying that Seller is the registered holder of the Shares and a share transfer upon its delivery the ownership in the Shares is transferred to the Buyer.

                (c) Seller shall provide the Buyer with the original Certificate of Incorporation, Memorandum and Articles of association of the Company as well as all other documents, books, records belonging etc. relating to the Company and the Vessel.

                (d) The director of the Company and the Company's signatories shall be replaced in accordance with Buyer's instruction (including in respect to the bank accounts of the Company).

                (e) Seller assigns to Buyer the shareholder loan granted by Seller to the Company (as recorded in Company's books).

                           Purchase and Sale Agreement
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                                    ARTICLE V

5.      5.1     ASSUMPTION OF OBLIGATIONS. Upon the execution of this
                Agreement and as of the effective date, Buyer assumes all obligations and liabilities in respect of the Shares, the Company and the Vessel.

        5.2 INDEMNIFICATION BY BUYER. Buyer assumes, be responsible for, shall pay on a current basis, and shall indemnify, save, hold harmless, discharge and release Seller, its respective affiliates, its and their successors and permitted assigns, and all of their respective stockholders, directors, officers, employees, agents, representatives (collectively, "Buyer Indemnified Parties") from and against any and all claims, costs, expenses and liabilities arising from, based upon, related to or associated with the Company and the Vessel.

        5.3 FURTHER ASSURANCES. Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

6. NOTICES. All notices and other communications which are required or which may be given under the provisions of this Agreement shall be in writing and the same shall be deemed to have been given on the same day if delivered in person, by overnight courier or by facsimile to the facsimile number herein below for the party to whom the notice is given, or on the third day thereafter if placed in the United States mails, registered or certified mail with postage prepaid and addressed to the party at the address hereinafter specified. The addresses and facsimile numbers of the Parties for all purposes under this Agreement and for all notices hereunder shall be:

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        If to Seller:

                  Isramco, Inc.
                  11767 Katy Freeway, Suite 711
                  Houston, Texas 77079
                  Telephone. no. 713 621-3882
                  Fax No.        713 621-3988

        If to Buyer:

                  Chesny Estates Ltd.
                  Iordansstraat 39, 2012 HA Haarlem, Holland
                  Telephone:        +31-23-5285901
                  Telecopier:       +31-23-5285902


        All such notices and communications shall be deemed to have been received on the date of delivery or on the third Business Day after the registered or certified mailing thereof.

        From time to time any party may designate another address or facsimile number or telephone number for all purposes of this Agreement by notifying the other party of such change in accordance with the provisions hereof.

7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreements between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

8. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole

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        and exclusive benefit of such parties or such successor or assigns and for the benefit of no other person.

9. ARTICLE AND SECTION HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

10. EXPENSES. Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including with limitation, legal and accounting fees, costs and expenses.

11. GOVERNING LAW; VENUE. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas. This Agreement is made and executed in Houston, Harris County, Texas and it is agreed that the courts of appropriate jurisdiction sitting in Houston, Harris County, Texas, shall have venue over any dispute arising hereunder.

12.     BINDING ARBITRATION.

        (a) All disputes arising under this Agreement, ("Disputes") will be resolved as follows: first, senior management of Buyer and Seller will meet to attempt to resolve such Dispute. If the Dispute cannot be resolved by agreement of the Parties, any Party may at any time make a written demand for binding arbitration of the Dispute; provided that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes; and provided further that resolution of Disputes with respect to claims by third Persons will be deferred until any judicial proceedings with respect thereto are concluded. The Commercial Arbitration Rules of the American Arbitration Association in effect on the date hereof will apply, and except as the applicable rules are modified by this Agreement, will apply. As a minimum set of rules in the

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                arbitration the Parties agree as follows:

        (b) The arbitration will be held before a panel of three arbitrators consisting of one arbitrator selected by Buyer, the other selected by a Seller, and the third then selected by those two arbitrators. If the appointed arbitrators cannot agree on a third arbitrator within thirty (30) days of their appointment, the American Arbitration Association ("AAA") will appoint one.

        (c) The Party initiating arbitration (the "Claimant") will give simultaneous notice (the "Demand") of its intent to arbitrate to the AAA and to each other Party (the "Respondent"). The Demand will contain a statement setting forth in reasonable detail the nature of the Claimant's claim, the names and addresses of all other Parties, the amount involved, if any, and the remedy sought. The Respondent will file an answering statement (the "Answer") within fifteen (15) days of the Demand. The Answer will contain a statement setting forth in reasonable detail the Respondent's responses and defenses to the claim. If a counterclaim is asserted, it will be sent with the Answer and will contain a statement setting forth in reasonable detail the nature of the counterclaim, the amount involved, if any, and the remedy sought. The Claimant will file a reply statement (the "Reply") within fifteen (15) days of the counterclaim. The Reply will contain a statement setting forth in reasonable detail the Claimant's responses and defenses to the counterclaim. If no Answer or Reply is given within the stated time, the claim or the counterclaim will be assumed to be denied. Failure to file an Answer or Reply will not operate to delay the arbitration.

        (d) Unless the parties to the arbitration agree otherwise, no discovery will take place except as provided in this subsection. Not less than sixty (60) days before the date of the hearing, each Party shall provide to each other Party copies of all exhibits, affidavits and other evidence it intends to submit at the hearing, along with the identification of any witnesses to be called and a summary of anticipated testimony. Based on a review of the information provided, and not less than thirty
                (30) days before the date of the hearing, each Party will provide to each other Party copies of any additional exhibits, affidavits and other evidence it intends to submit at the hearing, along with the identification of any additional witnesses to be called and a summary of anticipated testimony.

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                The arbitrators will be authorized to resolve (in a manner consistent with this clause (3)) any disputes concerning the exchange of information.

        (e) The arbitration hearing will take place no more than one hundred and eighty (180) days after the date of the Demand, if any.

        (f) The arHbitrators will deliver their decision in writing within ten (10) days after the termination of the arbitration hearings.

        (g) Buyer and Seller will equally bear the costs and fees of the arbitration. The Parties agree that a court reporter will record the arbitration proceedings and that the reporter's record will be the agreed to transcript of the proceedings. Buyer and Seller will share the expenses of this recorder equally.

        (h) The arbitrators will issue a written opinion and specify the basis for their decision, the basis for the Damages award and a breakdown of the Damages awarded, and the basis of any other remedy. The arbitrators' decision will be considered as a final and binding resolution of the disagreement, will not be subject to appeal and may be entered as an Order in any court of competent jurisdiction in the United States; provided that this Agreement confers no power or authority upon the arbitrators to render any decision that is based on clearly erroneously findings of fact, that manifestly disregards the law, or exceeds of the powers of the arbitrator, and no such decision will be eligible for confirmation. Each Party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such Order. No Party will sue any other Party except for enforcement of the arbitrator's decision if such other Party is not performing in accordance with the arbitrator's decision. The provisions of this Agreement will be binding on the arbitrators.

        (i) Any arbitration proceeding will be conducted on a confidential basis.

        (j) The arbitrators' discretion to fashion remedies hereunder will be no broader or narrower than the legal and equitable remedies available to a court, unless the Parties expressly state elsewhere in this Agreement that Parties will be subject to broader or narrower legal and equitable remedies than would be available under the law governing this Agreement.

        (k)     the arbitration will be conducted in Houston, Texas.

11. SEVERABILITY. Each section, subsection and lesser section of this Agreement constitutes a

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        separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

12. GENDER AND NUMBER. Whenever the context requires herein, the gender and all words used herein shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

13. PRESUMPTION CONCERNING INTERPRETATION AND CONSTRUCTION. Notwithstanding the fact that preliminary drafts of this Agreement were prepared by counsel for Seller, the parties hereto and their respective counsel have had opportunity to review and participate in the drafting of the final form of this Agreement. Accordingly, in the event of any ambiguity in the provisions of this Agreement, there shall be no presumption in favor of any party hereto with respect to the interpretation or construction thereof.

14. CONSPICUOUSNESS. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS OF THIS AGREEMENT THAT ARE SET OUT IN BOLD TYPE ARE CONSPICUOUS, UNDER THE LAWS OF THE STATE OF TEXAS, AND THE INDEMNITY PROVISIONS HEREOF COMPLY WITH THE EXPRESS NEGLIGENCE RULE.

15. SURVIVAL. Except as specifically set forth herein, the representations, warranties, covenants, and agreements of the parties hereto shall survive the execution of this Agreement.

16. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Furthermore, this Agreement may be executed by the facsimile signature of any party hereto, it being agreed that the facsimile signature of any party hereto

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        shall be deemed an original for all purposes.

        IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date set forth above.


SELLER:  ISRAMCO, INC.
By: /s/ Haim Tsuff
Name: Haim Tsuff
Title: Chairman of the Board & CEU


BUYER:   CHESNY ESTATES LTD.
By: /s/ Gil Hod
Name: Gil Hod
Title: Director




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